Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of DENTSPLY International Inc (the "Company") on Form 10-K for the year ending December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Bret W. Wise, Chairman of the Board of Directors and Chief Executive Officer of the Company and William R. Jellison, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1) The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the date of the Report.

/s/	Bret W. Wise
Bret W. Wise
Chairman of the Board and
Chief Executive Officer

/s/	William R. Jellison
William R. Jellison
Senior Vice President and
Chief Financial Officer

Date: February 22, 2010